                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES

                              (Dollars in millions)

                                                                                           For the Three Months
                                                                                         Ended December 31, 1998
                                                                                    -----------------------------------
Net income                                                                                            $ 79.7
Provision for income taxes                                                                              58.3
Undistributed earnings of partially-owned affiliates                                                    (0.9)
Minority interests in net earnings of subsidiaries                                                       6.0
Amortization of previously capitalized interest                                                          0.8
                                                                                                -------------
                                                                                                       143.9
                                                                                                -------------

Fixed charges:
      Interest incurred and amortization of debt expense                                                44.8
      Estimated portion of rent expense                                                                 10.5
                                                                                                -------------
Fixed charges                                                                                           55.3
Less:  Interest capitalized during the period                                                           (1.7)
                                                                                                -------------
                                                                                                        53.6
                                                                                                -------------

Earnings                                                                                              $197.5
                                                                                                =============


Ratio of earnings to fixed charges                                                                       3.6
                                                                                                =============





           For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates, minority interest in earnings or losses of consolidated subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.






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